UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 23, 2012 (July 18, 2012)

HCP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices, including zip code)

(562) 733-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 18, 2012, HCP, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”) relating to the sale by the Company of $300 million aggregate principal amount of 3.15% senior unsecured notes due 2022 (the “Notes”).  On July 23, 2012, the Company completed its underwritten public offering of the Notes (the “Offering”).  The net proceeds of the Offering are approximately $293.7 million, which will be used for general corporate purposes that may include the funding of future acquisitions or investments.  Additional details related to this Offering may be found in the Prospectus Supplement dated July 18, 2012 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2012.

The Notes are governed by the terms of the Indenture dated September 1, 1993 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (the “Trustee”), which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A (Registration No. 333-86654) filed with the Commission on May 21, 2002, as supplemented by the Supplemental Indenture dated January 24, 2011, between the Company and the Trustee (the “Supplemental Indenture”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2011.

The Notes will mature on August 1, 2022 and the Company will pay interest on the Notes semi-annually on February 1 and August 1, beginning on February 1, 2013.  The Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured indebtedness.

The Company may redeem all or part of the Notes at any time at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the “make-whole” amounts applicable to the Notes to be redeemed as set forth in the in the section titled “Description of the Notes — Optional Redemption” in the Prospectus Supplement.  In addition, the Notes are redeemable at a redemption price equal to 100% of the principal amount to be redeemed 90 days or fewer before their maturity.  For more information, see the section entitled “Description of the Notes — Optional Redemption” in the Prospectus Supplement.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3ASR (333-161721), filed with the Commission on September 4, 2009.  The description of the Base Indenture, the Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the Notes.  Copies of the Underwriting Agreement, the Base Indenture (as previously filed), Supplemental Indenture (as previously filed) and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement by and between the Company and the Underwriters, dated July 18, 2012
4.1	Form of 3.15% Senior Notes due 2022
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	Text of the Press Release dated July 18, 2012
99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012	HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President — Chief Financial Officer

EXHIBIT INDEX

No.	Description
1.1	Underwriting Agreement by and between the Company and the Underwriters, dated July 18, 2012
4.1	Form of 3.15% Senior Notes due 2022
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	Text of the Press Release dated July 18, 2012
99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721)